Exhibit 4.1


                  Siliconware Precision Industries Co., Ltd.
      Plan for Issue and Exercise of Employee Stock Options for Year 2002

1.   Purposes of the Issue:

     For the purpose of inspiring employees of Siliconware Precision Industries Co., Ltd. (the "Company") so as to create a mutual benefit for the Company and the shareholders, the Company adopts this Plan for the Issue and Exercise of Employee Stock Options for Year 2002 in accordance with Article 28-3 of the ROC Securities and Exchange Law, the Criteria Governing the Offering and Issuance of Securities by Securities Issuers promulgated by the ROC Securities and Futures Commission ("SFC"), and other relevant laws and regulations.

2.   Issue Period:

     The options contemplated herein shall be issued in installments within one (1) year starting from the date of receipt of approval by the competent authority. The chairman of the Company is authorized to determine the actual issue date(s).

3.   Qualifications and Conditions of Employee Eligibility for Stock Options:

     Only full-time employees of the Company and local and foreign subsidiaries in which more than fifty percent (50%) of whose shares are directly or indirectly held by the Company are qualified for the options contemplated herein. The recipients of the options and the quantity of options granted to each recipient shall be proposed by the general manager for approval by the chairman of the Company, and then submitted to the board of directors of the Company for approval. The quantity of options granted to each recipient shall not be more than ten percent (10%) of the total options granted herein, and the number of shares that may be subscribed for by each person in any given fiscal year shall not be more than one percent (1%) of the total issued shares as at the end of such fiscal year.

4.   Number of Total Issued Units:

     The total number of units of the options to be issued is 40,000. The number of shares represented by each unit is 1,000 shares. The total new shares to be issued upon the exercise of the options is 40,000,000 shares.

5.   Terms for Exercising Stock Option:

     (1) exercise price: The exercise price shall be the closing price of the common shares of the Company as of the issue date.

     (2)  exercise period:

          a. Recipients of options may exercise the options pursuant to the terms and conditions set forth below after two (2) full years from the issuance of the options. The term of the options is five (5) years. The options shall not be transferred, pledged, donated or otherwise disposed of, except by inheritance. In the event that the recipient of the options does not exercise the options within such period, any non-exercised options shall be deemed forfeited by the recipient, and such recipient may not exercise any further right on such options against the Company.

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          --------------------------------------------------------------------
                                             accumulated percentage
                     Time                    of exercisable option
          --------------------------------------------------------------------
          after two (2) full years since                 30%
          the issuance of the option
          --------------------------------------------------------------------
          after three (3) full years since               70%
          the issuance of the option
          --------------------------------------------------------------------
          after four (4) full years since               100%
          the issuance of the option
          --------------------------------------------------------------------

          b. In the event that a recipient of the options violates his/her employment agreement or working rules of the Company, or whose performance is manifestly poor, the Company is entitled to revoke and cancel the non-exercisable options.

     (3) class of shares to be subscribed for upon exercise of the option: common shares of the Company

     (4) an employee whose employment is terminated shall exercise his/her options within the term of the option grant period in accordance with the following provisions:

         a.    resignation

               Recipients of options may exercise the exercisable option within one (1) month after the date of resignation. However, if such period falls within the periods as provided for in Paragraph 1 of Article 10 of this Plan, the exercise period of the options may be extended accordingly. Any non-exercisable options will be deemed lapsed on the date of resignation.

         b.    retirement

               Recipients of options may exercise all options on the date of retirement subject to the above two-year requirement (but not subject to the limitation of exercisable percentages as provided for in Paragraph 2 of this Article). However, such option shall be exercised within one (1) year after the date of retirement or the date upon which the option has been issued for two (2) full years, whichever is later.

         c.    death due to normal causes

               The heir of a recipient of options may exercise the exercisable options within one (1) year after the date of the death of the recipient. Any non-exercisable options will be deemed lapsed on the date of the death of the recipient.

         d.    disability or death by occupational injury

               (i) In the event that a recipient cannot continue his/her job due to disability caused by occupational injury, such recipient may exercise all options at the time of his/her departure from the Company subject to the above two-year requirement (but not subject to the limitation of exercisable percentage as provided for in Paragraph 2 of this Article). However, such options shall be exercised within one (1) year after the date of his/her departure or the date that the options have been issued for two (2) full years, whichever is later.

               (ii) In the event that a recipient dies due to occupational injury, his/her heir may exercise all options of the recipient subject to the above two-year requirement (but not subject to the limitation of exercisable percentage as provided for in Paragraph 2 of this Article). However, such options shall be exercised within one (1) year after the date of the death of the recipient or the date that options have been issued for two (2) full years, whichever is later.

        e.  leave of absence


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          Recipients who are on leave of absence pursuant to applicable law, due to such reasons as serious disease, material changes in his/her family, study abroad or other reasons, with approval by the Company, may exercise the exercisable option within one (1) month after the date of the beginning of such leave of absence. However, if such period falls within the periods as provided for in Paragraph 1 of
          Article 10 of this Plan, the exercise period of the options may be extended accordingly. The rights of the non-exercisable options may be resumed by the recipient after he/she resumes his/her position, and the exercise period of such options shall be extended accordingly but subject to the original term of the options.

       f. layoff

          An employee who has been laid off may exercise his/her exercisable options within one (1) month after the effective day of severance. However, if such period falls within the periods as provided for in Paragraph 1 of Article 10 of this Plan, the exercise period of the options may be extended accordingly. The non-exercisable option shall be deemed forfeited at the effective day of the severance. The chairman of the Company or the officers authorized by the chairman are entitled to determine the rights and limitation on the exercise of such options subject to the limitation of exercisable percentages as provided for in Paragraph 2 of this Article.

       g. transfer

          In the event that a recipient is transferred to other companies at the request of the Company, the options of such recipient shall be handled in the same manner as those of retired employees.

       h. In the event that the recipients or their heir(s) fail to exercise the options within the above periods, such options shall be deemed lapsed. Such recipients or their heir(s) may not exercise any further right on such options against the Company.

  (5) treatment of options forfeited by the employees: the Company will cancel all options forfeited by the employees or revoked by the Company without reissue.

6. Method for Performance of Options: by issuance of new shares of the Company.

7. Adjustment of Exercise Price:

     (1) In the event that there is a change in the total number of the common shares of the Company (i.e., the Company increases capital by cash, recapitalizes its retained earnings or capital reserve, or issues new shares due to merger, stock split, or increases capital by cash in the form of global deposit shares), the exercise price shall be adjusted according to the following formula:

                                                            PNI  x  NNS
                                                            ------------
                                              ENS  +                P
                                              ---------------------------
           Adjusted Exercise Price =  P  x
                                                            ENS + NNS

           Where,
           ENS = number of shares before the new issue
           NNS = number of shares in the new issue
           PNI = price of the new common shares of the Company
           P   = original exercise price
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           (i)   ENS means the number of common shares before the new
                 issue, but excludes the number of common shares evidenced by the certificate(s) of payment and certificate(s) of bonds which are paid for.

           (ii) PNI = zero, when new shares are from any free distribution of common shares or are generated from stock split.

           (iii) In the event the Company merges with another company, ENS shall be the average closing price of the common shares of the Company for the twenty (20) consecutive business days commencing from the forty-fifth (45th) business day prior to the record date of the merger.

           (iv) In the event that the adjusted exercise price is higher than the original exercise price, no adjustment will be made.

          (2) In the event that the Company distributes a cash dividend after the issue of the options, the exercise price shall be adjusted according to the following formula at the record date:

                 the adjusted exercise price = the exercise price before adjustment - cash dividend for each common share of the Company

8.   Procedure for Exercising Options:

     (1) The recipients may exercise their options, except during the closed period under applicable laws, by filling an irrevocable application for the exercise of options. An exercise of options will become effective upon the receipt of the application by the Company.

     (2) The Company shall notify the recipient to pay the subscription price to the bank designated by it when accepting the application by the recipient for the exercise of the options.

     (3) Upon confirmation of the receipt of the subscription price, the Company shall register such number of shares as subscribed by the recipient on its shareholders' roster, and within five (5) business days, transfer the certificate of payment through book-entry delivery into the recipient's central depositary account.

     (4) The certificate of payment will be listed for trading on the Taiwan Stock Exchange at the time of delivery to the recipients.

     (5) The record dates for the Company to amend its capital registration, and to apply for issue of new shares with the competent authorities for each fiscal year, are as follows:

          (i)  January 20;

          (ii) the record date for determination of the shareholders entitled to free distribution of new shares; provided, that if the shareholders' meeting resolves not to make such distribution, the record date should be July 15; and

          (iii) October 15.

     (6) The Company will issue new shares after completion of the amendment of registration of capital with the relevant authorities, and printing and authentication of new share certificates.

9. In the event that the exercise price of the options is below the par value of the Company's common shares, the exercise price shall be the closing price of the Company's common shares on the Taiwan Stock Exchange on the issue date of such options.

10.  Rights and Obligations after Exercising Options:

     (1) Each recipient of the options may not exercise the options during the following period of each year:
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          i.    from seven (7) business days before the date of the meeting of the board of directors at which the directors resolve to convene an annual shareholders' meeting to either (x) the record date for determination of the shareholders entitled to free distribution of new shares or (y) the record date for determination of the shareholders entitled to dividends, whichever is later.

          ii. from the date of the meeting of board of directors at which the directors resolve the record date for the merger to the resolved record date of such merger, or from the date of the meeting of the board of directors at which the directors resolve the record date of spin-off to the record date of such spin-off, or from the date of the meeting of board of directors at which the directors resolve the record date for determination of the shareholders entitled to subscribe for new shares to the record date for such subscription.

          iii.  any other closed period as provided by law.

     (2) Except for the above period, the rights and obligations of the certificate(s) of payment issued upon exercise of options shall be the same as the common shares of the Company.

11.  Confidentiality:

     Each recipient of the option shall keep this Plan in strict confidence and shall not disclose the relevant contents and quantity of the options granted to the recipient except as requested by laws, regulations or the relevant authorities. In the event that the recipient of the options violates this Article, such matter shall be handled in accordance with Sub-Paragraph b, Paragraph 2 of Article 5 of this Plan.

12.  Other Procedures:

     The Company shall notify each recipient of the quantity of the options granted, the procedure for exercising options, payment for subscription of shares, replacement of share certificates and the time for each such procedure.

13.  Other Important Matters:

     (1) This Plan, including any amendment hereto, shall be adopted by a resolution of the board of directors of the Company, and shall become effective after being approved by the relevant authority.

     (2) Matters not provided for in this Plan shall be handled in accordance with relevant laws and regulations.